Exhibit 99(b)




                     BT OFFICE PRODUCTS INTERNATIONAL, INC.
                              AMENDED AND RESTATED
                                  NON-QUALIFIED
                             STOCK OPTION AGREEMENT



         This Amended and Restated Non-Qualified Stock Option Agreement (this "Agreement") is made and entered into as of the 25th day of June, 1996 between BT Office Products International, Inc., a Delaware corporation (the "Corporation"), and Mr. Herman C. Brauckmann (the "Optionee").

                              W I T N E S S E T H :

         Whereas, pursuant to a Non-Qualified Stock Option Agreement (the "Original Option Agreement"), the Corporation granted to the Optionee a Non-Qualified Stock Option (the "Option") as of July 18, 1995 (the "Grant Date") to purchase a total of 20,000 shares of the Corporation's common stock, par value $.01 per share (the "Common Stock"), at the Option Price (as hereinafter defined) and in all respects subject to the terms and conditions of the Original Option Agreement; and

         Whereas, after entering into the Original Option Agreement, the Corporation and the Optionee agreed to amend and restate the Original Option Agreement in order to modify certain terms of the Option.

         NOW,  THEREFORE,   in  consideration  of  the  foregoing  premises  and
intending to be legally bound hereby, the Corporation and the Optionee agree as follows:



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         1.  Option  Price.  The price for each share of Common  Stock under the
Option is $11.50 (the "Option Price").

        2. Exercise of Option. The Option shall be exercisable in accordance with the terms and conditions of this Agreement as follows:

        (i) Right to Exercise. The Option shall be fully vested and exercisable immediately as of the Grant Date. The Optionee may purchase all, or from time to time any part, of the shares for which the right to purchase has vested in the Optionee in accordance with this Section 2(i); provided, however, that the Option shall not be exercisable as to fewer than one hundred (100) shares, or the remaining shares covered by the Option if fewer than one hundred (100), at any one time. Notwithstanding the foregoing, in the event of a Change of Control (as hereinafter defined), the Option outstanding as of the effective time of such Change of Control shall be subject to the provisions of Section 9 of this Agreement.

        (ii) Method of Exercise. The Option shall be exercisable by written notice on a form prescribed by the Corporation which shall state the election to exercise the Option, the number of shares in respect of which the Option is being exercised, and such representations and agreements as to the Optionee's investment intent with respect to the shares of Common Stock being purchased by such Optionee upon exercise of the Option as may be required by the Corporation. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Corporation. The written


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notice  shall be  accompanied  by payment of the Option  Price for each share in respect of which the Option is being exercised.

        (iii) Payment. The Option Price shall be paid in full at the time of exercise in cash in U.S. dollars.

        (iv) Legend. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the Optionee and, unless a registration statement shall have been filed and shall then be effective covering such shares, shall contain a legend to the following effect:

                  THE   SECURITIES   REPRESENTED   BY   THIS
                  CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
                  THE  SECURITIES  ACT OF 1933,  AS AMENDED,
                  AND  HAVE  BEEN  ACQUIRED  FOR  INVESTMENT
                  PURPOSES  ONLY  AND NOT WITH A VIEW TO THE
                  DISTRIBUTION  THEREOF, AND SUCH SECURITIES
                  MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH
                  SALE OR TRANSFER IS REGISTERED  UNDER SUCH
                  ACT OR THE CORPORATION RECEIVES AN OPINION
                  OF   COUNSEL   FOR  THE  HOLDER  OF  THESE
                  SECURITIES SATISFACTORY TO THE CORPORATION
                  STATING  THAT  SUCH  SALE OR  TRANSFER  IS
                  EXEMPT FROM THE REGISTRATION  REQUIREMENTS
                  OF  THE  ACT,  AND  UNLESS  SUCH  SALE  OR
                  TRANSFER IS  AUTHORIZED  UNDER  APPLICABLE
                  STATE LAW.

        (v) Restrictions on Exercise. Notwithstanding anything herein to the contrary, the Option may not be exercised, and no shares shall be issued with respect to the Option, unless at the time of exercise either (A)(i) a registration statement has been filed with the Securities and Exchange Commission which has become effective with respect to the shares subject to the Option, (ii) appropriate registration or qualification has been effected under applicable state



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securities  laws,  and (iii) the  exercise  of the Option and the  issuance  and delivery of such shares pursuant thereto shall comply with all applicable provisions of law and the requirements of any stock exchange upon which the shares may then be listed or (B) the Board of Directors of the Corporation (the "Board") shall have determined, based upon the advice of counsel, that an exemption from registration under federal securities laws, and from registration or qualification under applicable state securities laws, shall be available with respect to the issuance of shares subject to the Option, and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law. As a condition to the exercise of the Option, the Corporation may require the Optionee to make any representation and warranty to the Corporation as may be required by any applicable law or regulation.

        3. Employment of Optionee. The Optionee agrees that, during the course of his employment by NV Koninklijke KNP BT ("KNP BT") or another Affiliate (as hereinafter defined) of the Corporation, the Optionee will devote his entire time, energy and skill to the service of KNP BT or such other Affiliate, subject to vacations, sick leave and other absences in accordance with the regular policies of KNP BT or such other Affiliate. Nothing in this Agreement shall confer upon the Optionee the right to continue in the employ of KNP BT or such other Affiliate or interfere with the right of KNP BT or such other Affiliate to terminate the Optionee's employment at any time for any reason. Upon the



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termination of the Optionee's  employment  with KNP BT or such other  Affiliate, the Option shall be exercisable only to the extent, if any, provided in Section 6 of this Agreement (in the case of termination by the employer for "cause" or without cause or by the Optionee due to retirement or otherwise) or Section 7 of this Agreement (in the case of termination due to disability or death), as the case may be. For purposes of this Agreement, the term "Affiliate" means any entity directly or indirectly controlling, controlled by or under common control with the Corporation, whether by stock ownership, agreement or otherwise, including, without limitation, VRG Holding B.V. and its directly or indirectly majority-owned subsidiaries.

        4. Nontransferability of Option. The Option may not be transferred otherwise than by will, by the laws of descent or distribution or pursuant to a "qualified domestic relations order" (as defined in Section 414(p) of the Internal Revenue Code of 1986, as amended (the "Code")), and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee.

        5. Term of Option; Termination. Subject to Section 2(i) hereof, the Option may be exercised until July 18, 2000 and may be exercised during such time only in accordance with the terms and conditions of this Agreement. The Option may be terminated in accordance with the provisions of this Agreement.

        6.  Termination  of  Employment.  In the event that the  services of the




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Optionee  shall at any time be  terminated  by KNP BT or another  Affiliate  for
"cause," the Options shall terminate immediately upon such termination for cause.

        Except as provided in Section 9 hereof, in the event that the services of the Optionee shall at any time be terminated by KNP BT or another Affiliate without cause, the Option shall be exercisable to the extent that the Optionee was entitled to do so at the date of termination of the Optionee's services to KNP BT or such other Affiliate at any time within ninety (90) days after the date of such termination, but in no event after the expiration of the term of the Option.

        In the event of the retirement of the Optionee from the employ of KNP BT or another Affiliate in accordance with KNP BT's or such other Affiliate's retirement policies (as in effect at the time of retirement) during the term of the Option, the Option shall be exercisable, regardless of whether the Option would otherwise be exercisable on the date of such retirement, at any time within three (3) years following the date of the Optionee's retirement, but in no event after the expiration of the term of the Option.

        In the event that the services of the Optionee to KNP BT or another Affiliate are terminated by the Optionee, the Option shall terminate immediately upon the effective date of the termination of the Optionee's services.

        For purposes of this Section 6, "cause" with respect to the Optionee shall have the meaning ascribed to such term in any employment agreement between



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the Optionee and KNP BT or another  Affiliate.  In the event that such  Optionee has no such employment agreement, "cause" shall mean fraud, dishonesty, willful destruction of property of KNP BT or such other Affiliate, or gross negligence in the performance of the services and duties required to be performed by the Optionee for KNP BT or such other Affiliate, pursuant to any employment agreement or otherwise (not to include matters of judgment or the results of duties performed in good faith), each as determined in good faith by the Board.


        7. Disability or Death of Optionee. If the Optionee suffers a Permanent and Total Disability (as hereinafter defined) or dies while in the service of KNP BT or another Affiliate, the Option held by the Optionee shall immediately become exercisable by the Optionee or his executor, administrator or other person at the time entitled by law to the Optionee's rights under the Option, as the case may be, at any time within three (3) years following the date of the Optionee's termination of employment due to such disability or death, as the case may be, but in no event after the expiration of the term of the Option. For purposes of the foregoing, the term "Permanent and Total Disability" shall have the meaning ascribed to such term in Section 22(e)(3) of the Code.

        8. Adjustments upon Changes in Capitalization. In the event there is any change in the Common Stock through the declaration of stock dividends, a recapitalization resulting in a stock split, a combination or exchange of shares, or otherwise (other than as contemplated by the Corporation's




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certificate of incorporation,  as amended), the Board shall appropriately adjust the number or class of shares of Common Stock covered by the Option, as well as the price to be paid therefor. In the event of the proposed dissolution or liquidation of the Corporation, or in the event of a proposed sale of all or
substantially  all  of  the  assets  of  the  Corporation,   or  the  merger  or
consolidation of the Corporation with or into another corporation, the Board may
(a) make provision for adjusting the number or class of shares covered by the Option, as well as the price to be paid therefor or (b) declare that the Option shall terminate as of a date to be fixed by the Committee and give the Optionee the right to exercise his Option as to all or any part of these shares, including shares, in the Board's discretion, as to which the Option would not otherwise be exercisable.

        No fractional shares of Common Stock shall be issuable on account of any of the foregoing actions, and the aggregate number of shares into which shares then covered by the Option are changed as a result of any such action shall be reduced to the largest number of whole shares resulting from such action unless the Board of Directors, in its discretion, shall determine to issue scrip certificates in respect of any fractional shares, which scrip certificates, in such event, shall be in a form and have such terms and conditions as the Board, in its discretion, shall prescribe.

        9. Change of Control. In the event of a Change of Control (as hereinafter defined) other than a Pooling Transaction (as hereinafter defined) during the term of the Option, the Option shall, subject to the provisions of



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Section 8, remain  outstanding and shall become exercisable by the Optionee upon the terms and conditions of this Agreement; provided, however, that the Board may, in its discretion, take one or more of the following actions in connection with a Change of Control (other than a Pooling Transaction):

                  (a) permit the acquiror to assume the obligations of the Corporation under this Agreement and provide for the substitution of options to purchase securities of the acquiror having a value (at the time of substitution) substantially equivalent to or greater than the Common Stock issuable upon exercise of the Option and on terms substantially the same as or better than those granted hereunder, all as determined by the Board, whereupon the Option shall thenceforth become an option to purchase such securities of the acquiror on such terms;

                  (b) declare that the Option shall terminate as of a date to be fixed by the Board and give the Optionee the right to exercise the Option prior to such date as to all or any part of the shares covered thereby including, in the Board's discretion, shares as to which the Option would not otherwise be exercisable;

                  (c) declare that the Option shall terminate as of a date to be fixed by the Board and may require that the Optionee surrender all or a portion of his unexercised Option (other than those permitted to be exercised in accordance with paragraph (b) of this Section 9) for cancellation by the Corporation prior to such date (including any such Option which would not otherwise be exercisable) and, upon such surrender, the Optionee shall


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receive (i) the cash,  securities or other  consideration he would have received had he been entitled to exercise, and had he exercised, such Option immediately prior to such Change of Control and had he disposed of his shares issuable upon such exercise in connection with such Change of Control (subject to any required deductions and withholdings), minus (ii) an amount of cash or fair market value of securities or other such consideration equal to the exercise price of such Option surrendered; and/or

                  (d) declare that, upon the exercise of the Option after a Change of Control in accordance with the provisions of this Agreement, the Optionee shall be entitled to receive only the cash, securities or other consideration he would have been entitled to receive had he been entitled to exercise, and had he exercised, the Option immediately prior to such Change of Control and had he disposed of his Option shares in connection with such Change of Control.

                  If, during the term of the Option, there shall occur a Change of Control which is intended to qualify as a "pooling of interests" for accounting and financial reporting purposes (a "Pooling Transaction"), it shall be a condition to the effectiveness of such Change of Control transaction that the acquiror agree to assume the obligations of the Corporation under this Agreement and to provide for the substitution of options to purchase securities equivalent to, and with terms the same as, those granted hereunder, all as determined by the Board.


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                  For purposes of this  Agreement,  the term "Change of Control"
shall mean, (i) a merger or consolidation of the Corporation with or into another corporation which is not an affiliate of the Corporation or a recapitalization or reorganization of the Corporation where, immediately upon
the   consummation   of   such   merger,   consolidation,    reorganization   or
recapitalization,  the  persons  who were the  shareholders  of the  Corporation
immediately   prior   to   such   merger,   consolidation,   reorganization   or
recapitalization do not immediately thereafter own more than fifty percent (50%)
of  the  total  voting  power  of  the  merged,  consolidated,   reorganized  or
recapitalized company's voting securities entitled to vote generally in the election of directors; (ii) the sale of all or substantially all of the assets of the Corporation to another person or entity which is not an affiliate of the Corporation; or (iii) the acquisition by any person, entity or "group" (excluding, for this purpose, the Corporation, any affiliate of the Corporation, or any employee benefit plan of the Corporation or of any affiliate of the Corporation which acquires beneficial ownership of voting securities of the Corporation) within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of either fifty percent (50%) or more of the then outstanding shares of Common Stock or fifty percent (50%) or more of the combined voting power of the Corporation's then outstanding voting


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securities  entitled  to  vote  generally  in the  election  of  directors.

        10. Restrictions on Sale of Shares. Notwithstanding the immediate vesting of the Option pursuant to the terms of Section 2(i) of this Agreement, the Optionee may sell, transfer or otherwise dispose of any underlying shares of Common Stock acquired upon exercise of the Option (other than pursuant to the provisions of Section 11 hereof) only in accordance with the following schedule:


                  (i) prior to the expiration of one (1) year of continuous regular employment as an employee of KNP BT or another Affiliate ("Continuous Service") from the Grant Date, none of the shares acquired upon exercise of the Option may be sold or transferred;

                  (ii) after the expiration of one (1) year of Continuous Service but prior to the expiration of two (2) years of Continuous Service from the Grant Date, up to fifty percent (50%) of such shares covered by the Option may be sold or transferred by the Optionee after exercise;

                  (iii) after the expiration of two (2) years of Continuous Service but prior to the expiration of three (3) years of Continuous Service from the Grant Date, up to seventy-five percent (75%) of the shares covered by the Option may be sold or transferred by the Optionee after exercise; and

                  (iv)after the expiration of three (3) years of Continuous Service from the Grant Date, one hundred percent


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(100%) of the shares  covered by the  Option may be sold or  transferred  by the
Optionee after exercise.

        11. Obligation to Sell Shares to the Corporation. In the event that the Optionee has exercised all or a portion of the Option and the Continuous Service of the Optionee terminates for any reason other than death or Permanent and Total Disability at any time before the expiration of three (3) years of Continuous Service from the Grant Date, the Optionee shall be obligated to sell to the Corporation, and the Corporation shall be obligated to purchase from the Optionee, such number of shares of Common Stock acquired upon exercise of the Option as follows:

                  (i) if the Optionee's Continuous Service terminates as provided above before the expiration of one (1) year from the Grant Date, the Optionee shall be obligated to sell all of such shares to the Corporation for a purchase price of $11.50 per share less the amount of any dividends per share received by the Optionee (the "Option Repurchase Price");

                  (ii) if the Optionee's Continuous Service terminates as provided above after the expiration of one (1) year but before the expiration of two (2) years from the Grant Date, the Optionee shall be obligated to sell to the Corporation at the Option Repurchase Price such number of shares acquired upon exercise of the Option in excess of fifty percent (50%) of the total number of shares covered by the Option; and

                  (iii) if the Optionee's Continuous Service terminates as provided above after the expiration of two (2) years but before the expiration



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of three (3) years from the Grant Date,  the Optionee shall be obligated to sell to the Corporation at the Option Repurchase Price such number of shares acquired upon exercise of the Option in excess of seventy-five percent (75%) of the total number of shares covered by the Option.

        12. Government Regulations; Withholding. This Agreement, the grant and exercise of the Option and the obligations of the Corporation to sell and deliver shares of Common Stock upon the exercise of the Option shall be subject to all applicable federal and state laws, rules and regulations.

        The Corporation shall have the right to require the payment (through retention and cancellation of a full number of shares having a market value of not less than the amount of the withholding taxes or otherwise as the Corporation shall deem in its sole and conclusive discretion to be in its best interests) of any federal, state, local, or foreign taxes which it believes are or may be required to be withheld from any transfer of shares of Common Stock hereunder (including a transfer of shares of Common Stock upon the exercise of the Option).

        13. Administration of Option. The Board shall administer this Option. The Board shall have the discretion to make all determinations deemed necessary and advisable to (a) interpret the Option, (b) prescribe, amend and rescind rules and regulations relating to the Option, (c) with the consent of the Optionee, to modify or amend this Agreement, (d) to accelerate the exercise date of any Option; and (e) to ensure the satisfaction of any tax withholding obligation which may be imposed with respect to the grant or exercise of the



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Option or the  disposition of shares  acquired  pursuant to the exercise of such
Option. The Board's determination on the foregoing matters shall be final, conclusive and binding on all parties.

        14. Non-Qualified Option. The Option evidenced hereby is not intended to be an incentive stock option within the meaning of Section 422 of the Code.

        15. Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Delaware.

        16. Waiver. A waiver by the Corporation of any of the terms or conditions contained in this Agreement shall not operate or be construed to be a subsequent waiver of such term or condition or of any other term or condition hereof.

        17. Termination of Original Option Agreement. Upon the execution by the Corporation and the Optionee of this Agreement, the Original Option Agreement shall be terminated and shall be of no effect whatsoever.

                                 BT OFFICE PRODUCTS INTERNATIONAL, INC.


                                 /s/ Rudolf A.J. Huyzer
                                 ________________________________________
                                 President and Chief Executive Officer


                                 OPTIONEE:


                                 /s/ Herman C. Brauckmann
                                 ________________________________________



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